Motorola	Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

Lori Evans

Evans Public Relations/for SiRF Technology Holdings, Inc.

650/312-8344 mobile: 650/200-5891

lori@evanspartners.com

Rebecca DiCorti

SiRF Technology, Inc.

408/392-8422

rdicorti@sirf.com

Sue Frederick

Motorola, Inc.

248/994-7281

sue.frederick@motorola.com

SiRF Technology Acquires Motorola’s GPS Chip Set Product Lines

Strengthens its Market Leadership Position & Becomes Preferred GPS Supplier to Motorola

SAN JOSE, Calif. – June 2, 2005 – SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled location technology, today announced that it has acquired Motorola, Inc.’s GPS chip set product lines. As part of the agreement, SiRF also has become a preferred GPS technology supplier to Motorola.

SiRF will integrate into its product portfolio Motorola’s existing GPS chip set products, including the MG2000 used in telematics applications and the MG4x00 (Instant GPS) used in cellular handsets and for public safety two-way radio designers across a range of mobile platforms. To further enhance its GPS offering, SiRF also has acquired the rights to some of the

Motorola	Page 2

GPS chip set products that Motorola currently has under development. SiRF will continue to collaborate with Motorola to source and integrate robust and competitive GPS solutions into future Motorola products.

Under the terms of the agreement, SiRF has acquired Motorola’s GPS chip set product lines and entered into a supply agreement with Motorola for a total payment of $20.0 million in cash. The Board of Directors of SiRF has approved the acquisition.

SiRF is focused on providing GPS enabled location technology for high-volume mobile consumer devices and commercial applications, including automobile navigation and Telematics systems, mobile phones, mobile consumer devices and PDAs. SiRF currently has about 240 employees and is headquartered in San Jose, California, with major operations worldwide. Motorola’s GPS business has about 40 employees, based in Tempe, Arizona and Basingstoke, UK.

“The opportunity to acquire a team with a critical mass of GPS expertise, product lines that complement our existing products, and a very strong customer base were decisive factors in making this transaction,” said Dr. Michael Canning, president and chief executive officer of SiRF. “We believe that combining the strengths of our two teams will enable us to provide broader product offerings and better overall support infrastructure to serve Motorola and our other customers worldwide.”

“SiRF is well recognized in the industry as a leading global supplier of GPS solutions. Motorola has already successfully collaborated with SiRF on a variety of programs,” said Mr. Kieran O’Sullivan, vice president of Motorola’s Automotive Telematics, Interiors and Aftermarkets Business. “This is a win-win for Motorola since our customers will benefit by receiving more focused resources from a fantastic partner, and it allows us to focus on our core automotive business by leveraging strategic relationships like the one we have with SiRF.”

Motorola’s GPS chip sets are integrated in a variety of products and platforms. These include the Motorola Telematics systems for automobile manufacturers, select Motorola cellular phones for mobile operators worldwide, and Motorola’s GPS-enabled two-way radio systems for public safety organizations.

Motorola	Page 3

“Motorola is a leader in the integration of GPS in a range of wirelessly connected systems, especially in two of our key target platforms – automotive and wireless handsets – and we are pleased for the opportunity to become a preferred supplier of GPS technology to them,” said Kanwar Chadha, founder of SiRF. “Strategic collaboration with Motorola in the GPS enabled location technology field will enable our two companies to drive a shared vision of accelerating the development and adoption of location-enabled products for consumer and commercial mass markets.”

SiRF expects the transaction to result in a revenue upside of about ten percent for the second half of 2005. EPS impact is expected to be non dilutive for the rest of the year 2005 and be accretive for the calendar year 2006.

About SiRF Technology

SiRF Technology Holdings, Inc. is a leading supplier of GPS enabled location technology for high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, California, and has sales offices, design centers and research facilities around the world. The company trades on the NASDAQ Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

About Motorola

Motorola is a Fortune 100 global communications leader that provides seamless mobility products and solutions across broadband, embedded systems and wireless networks. In your home, auto, workplace, and all spaces in between, seamless mobility means you can reach

Motorola	Page 4

the people, things and information you need, anywhere, anytime. Seamless mobility harnesses the power of technology convergence and enables smarter, faster, cost-effective and flexible communication. Motorola had sales of US $31.3 billion in 2004. For more information: www.motorola.com.

Forward-Looking Statements:

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements regarding the anticipated benefits of the acquisition of GPS chip set product lines from Motorola, including continued collaboration between the companies and benefits to Motorola’s customers of receiving more focused resources, the companies’ expectation that strategic collaboration will enable them to drive a shared vision of accelerating the development and adoption of location-enabled products, expected revenue upside of about ten percent for the second half of 2005, and the expectation that EPS impact will be non dilutive for the rest of the year 2005 and accretive for the calendar year 2006, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “agree to,” expect,” “believes,” “anticipates,” “plans,” “expects,” “will,” “predicts,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the risk that we may not realize the anticipated benefits of this acquisition, risks associated with acquisitions, including the ability to successfully integrate the acquired technologies or operations, potential diversion of management’s attention and our ability to retain key employees of acquired businesses, our ability to continue to be a preferred supplier to Motorola, the market for GPS-based location awareness capabilities, market demand for and acceptance of current and future products of our customers, particularly Motorola, our ability to complete and commercialize products in development, our ability to continue to collaborate with Motorola, our ability to achieve certain cost reductions in a timely manner, our dependence on foundries to manufacture our products, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in SiRF’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

# # #

# # #

Editors Note: SiRF, SiRFstar and the SiRF orbit design are registered trademarks of SiRF Technology, Inc. Other trademarks are the property of their respective companies.